Exhibit 99
Joint Filer Information

Name:
MILLENNIUM HOLDING GROUP, L.P.

Address:
666 5th Avenue
New York, New York 10103

Designated Filer:
Riverview Group, LLC

Issuer:
TeleCommunication Systems, Inc.

Date of Event Requiring Statement:
May 3, 2005

Signature:
MILLENNIUM HOLDING GROUP, L.P.

By:
Millennium Management, L.L.C.
its general partner


By:	/s/ Terry Feeney

Name:  Terry Feeney
Title: Chief Operating Officer











Joint Filer Information

Name:
MILLENNIUM MANAGEMENT, L.L.C.

Address:
666 5th Avenue
New York, New York 10103

Designated Filer:
Riverview Group, LLC

Issuer:
TeleCommunication Systems, Inc.

Date of Event Requiring Statement:
May 3, 2005

Signature:
MILLENNIUM MANAGEMENT, L.L.C.


By:	/s/ Terry Feeney

Name:  Terry Feeney
Title: Chief Operating Officer














Joint Filer Information

Name:
Israel A. Englander

Address:
c/o Millennium Management, L.L.C.
666 5th Avenue
New York, New York 10103

Designated Filer:
Riverview Group, LLC

Issuer:
TeleCommunication Systems, Inc.

Date of Event Requiring Statement:
May 3, 2005

Signature:

/s/ Israel A. Englander

Israel A. Englander